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                                                                   EXHIBIT 23.03



                                    CONSENT



    The undersigned consents to the inclusion in the Registration Statement on Form S-3 of IDT Corporation (the "Company") and the prospectus constituting a part thereof of current biographical information regarding the undersigned and to the information regarding the undersigned set forth under the caption "Management."



                                          /S/ DENIS A. BOVIN
                                          Denis A. Bovin



Dated: January 6, 1998